UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2020
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 20, 2020, the board of directors of Tupperware Brands Corporation (the “Company”) approved a definitive purchase and sale agreement (the “Purchase and Sale Agreement”) with O’Connor Management LLC (“O’Connor”), whereby O’Connor will purchase approximately 740 acres of the Company’s property in Orlando, Florida, inclusive of 500 acres of wetlands, comprising all remaining Company-owned land in Orlando. The Purchase and Sale Agreement provides for a purchase price of approximately $87 million for the land and certain transportation impact fee credits, with the transaction closing expected to occur in the second quarter of 2020, subject to successful due diligence and standard closing conditions. As part of this transaction, the Company will lease back from O’Connor approximately 61 acres and 8 buildings on the land, comprising the Company’s headquarters location, for an initial term of 10 years at a market competitive rent and with customary terms and conditions. The Company can make no assurances that the transaction will close, that it will close in the second quarter of 2020, or that it will close at the price listed.
Item 7.01 Regulation FD.
On May 26, 2020, the Company issued a press release announcing the launch of a tender offer (the “Tender Offer”) to purchase for cash up to $175,000,000 aggregate principal amount (the “Maximum Tender Amount”) of its approximately $600 million aggregate principal amount of outstanding 4.750% Senior Notes due 2021 (the “Notes”), as described in the Company’s Offer to Purchase, dated May 26, 2020 (as it may be amended, supplemented or otherwise modified, the “Offer to Purchase”).
The Tender Offer will expire at 11:59 p.m., New York City time, on June 22, 2020, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes (“Holders”) may withdraw their validly tendered Notes at any time prior to 5:00 p.m., New York City time, on June 8, 2020, unless extended. Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on June 8, 2020, unless extended or earlier terminated by the Company (such date and time, as the same may be extended, the “Early Tender Time”), will be eligible to receive the “Total Consideration” of $450.00 for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn in the Tender Offer and accepted for purchase by the Company in accordance with the conditions of the Tender Offer described in the Offer to Purchase, including the Maximum Tender Amount. The Total Consideration includes the “Early Tender Payment” of $30.00 per $1,000 principal amount of such Notes validly tendered and not validly withdrawn in the Tender Offer and accepted for purchase by the Company. Holders of Notes who validly tender and do not validly withdraw their Notes after the Early Tender Time, and at or prior to the Expiration Time, will be eligible to receive only the Tender Offer Consideration, $420.00 per $1,000 principal amount of Notes, which is equal to the Total Consideration minus the Early Tender Payment.
The closing of the Tender Offer is conditioned on, among other things, the satisfaction or waiver of certain conditions set forth in the Offer to Purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Independent of the Tender Offer, the Company expects to explore with certain institutional holders of the Notes a potential exchange offer whereby the Company may offer to exchange any and all Notes held by certain eligible holders of the notes for debt and/or equity issued by the Company in a private exchange transaction, and a potential solicitation of consents to certain proposed amendments to the indenture governing the Notes in connection with such exchange offer. There can be no assurance that such discussions will result in any transaction or that any such transaction would be successful.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
Risk Factor Update
The below updates the risk factors included in the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 12, 2020, as subsequently amended and supplemented by the Company's Quarterly Report on Form 10-Q filed with the SEC on April 29, 2020.

The effects of the outbreak of COVID-19 has disrupted the operations of our business, which has had and is expected to continue to have a negative adverse effect on our business, financial condition, results of operations, cash flows and liquidity.
COVID-19, which has been declared by the World Health Organization to be a “pandemic,” is negatively impacting worldwide economic activity. Many governments have implemented policies intended to stop or slow the further spread of the disease, such as shelter-in-place orders, resulting in the temporary closure of schools and non-essential businesses, and these measures may remain in place for a significant period of time. COVID-19 has impacted geographic areas in which the Company has operations, including China, where the Company has a manufacturing facility and generated over $200 million in sales in 2019. The Company has experienced and may continue to experience disruptions that prevent it from meeting the demands of its sales force and customers, including disruptions to the manufacturing of its products and its supply chain, disruptions to its distribution network, disruptions in or restrictions on the ability of its employees, contractors, sales force and other business partners to work effectively and disruptions to the shipment of its products. The COVID-19 pandemic and measures implemented to slow the spread of COVID-19 may negatively impact the Company's ability to repay or refinance the $600 million aggregate principal amount of the Notes due on June 1, 2021. The extent to which the COVID-19 pandemic ultimately impacts the Company’s ability to repay or refinance the Notes will depend on future developments, which are highly uncertain and cannot be predicted. The impact of COVID-19 and measures implemented to slow the spread could also cause delay in, or limit the ability of, the Company’s sales force to make timely payments to the Company. In addition, the pandemic has resulted in a widespread health crisis that is adversely affecting the economies and financial markets of many countries. During the COVID-19 pandemic and even after it has subsided, the Company may continue to experience adverse impacts to the Company’s business as a result of the pandemic’s global economic impact, including any recession, economic downturn, government spending cuts, tightening of credit markets or increased unemployment that has occurred or may occur in the future, which could cause the Company’s ultimate customers and potential customers to postpone or reduce spending on its products or put downward pressure on prices. The Company’s top priority is to protect its employees and their families, the sales force and consumers, and its operations from any adverse impacts. The Company is taking precautionary measures as directed by health authorities and local governments.
Individually and collectively, the consequences of the COVID-19 pandemic have adversely impacted and could continue to adversely impact the Company’s business, financial condition, results of operations, cash flows and liquidity. The Company estimates that the COVID-19 pandemic may have a negative impact of over $100 million on net sales for the fiscal year 2020 with more than 80% of the impact expected in the first half of the year. The Company has taken certain measures to address the impacts of COVID-19. These measures are designed to enhance its liquidity position, provide additional financial flexibility and maintain forecasted financial covenant compliance, and include reductions in discretionary spending, revisiting investment strategies, and reducing payroll costs, including through organizational redesign, employee furloughs and permanent reductions. Additionally, during the beginning of the second quarter of 2020, on March 30, 2020, the Company drew down $225 million under its Second Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended, supplemented or otherwise modified, the “Credit Agreement”), $175 million of which was drawn as a proactive measure given the uncertain environment resulting from the COVID-19 pandemic. Further, the Company continues to take swift actions to strengthen its business and navigate the uncertainties of COVID-19, including accelerating its 2020 Turnaround Plan (as defined below) net cost savings and profitability improvements target from $75 million to $150 million. The extent to which the COVID-19 pandemic ultimately impacts the Company’s business, financial condition, results of operations, cash flows, and liquidity may differ from management’s current estimates due to inherent uncertainties regarding the duration and further spread of the outbreak, its severity, actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The extent to which the COVID-19 pandemic adversely affects the Company’s business, financial condition, results of operations, cash flows and liquidity, may also have the effect of heightening many of the other risks described in this section, such as those relating to the Company’s level of indebtedness and its ability to comply with the financial covenants contained in the agreements that govern the its indebtedness.
The Company may not realize anticipated savings or benefits from its Turnaround Plan.
In January 2019, the Company announced its transformation program (Global Growth Strategy initiatives), which was re-assessed in December 2019 (collectively, the “Turnaround Plan”). The Turnaround Plan was launched with the focus to drive innovation, sales force engagement and consumer experiences through a contemporized and streamlined service model. Since the inception of the Turnaround Plan, a reassessment of costs and priorities has occurred with a shift from a segment to a global focus with increased emphasis on procurement, sourcing and organizational realignment. The Turnaround Plan is expected to run through 2021 and incur approximately $50 million in pretax cost, with 100 percent paid in cash. Once fully executed, the Turnaround Plan is expected to enable annual local currency sales growth and to generate approximately $200 million in annualized gross cost savings and profitability improvements. There can be no assurance that the Company will realize the anticipated local currency sales growth, cost savings or profitability improvements.

As the Company works to complete the Turnaround Plan, it may not realize anticipated savings or benefits from one or more of the various restructuring and cost-savings programs undertaken as part of these efforts in full or in part or within the time periods expected. It also may not realize the increase in sales intended to be enabled by the Turnaround Plan. The Company's ability to improve its operating results depends upon a significant number of factors, some of which are beyond its control. Other events and circumstances, such as financial and strategic difficulties and delays or unexpected costs, including the impacts of COVID-19, foreign currency and inflationary pressures, may occur which could result in not realizing targets or in offsetting the financial benefits of reaching those targets. Reaching those targets may also depend on the level of acceptance by the Company’s sales force of its compensation initiatives. If the Company is unable to realize the anticipated savings or benefits, or otherwise fails to complete the Turnaround Plan, the business may be adversely affected. In addition, any plans to invest these savings and benefits ahead of future growth means that such costs will be incurred whether or not these savings and benefits are realized. The Company is also subject to the risks of labor unrest, negative publicity and business disruption in connection with the Turnaround Plan, and the failure to realize anticipated savings or benefits from the Turnaround Plan could have a material adverse effect on the Company’s business, prospects, financial condition, liquidity, results of operations and cash flows.
Forward-Looking Statements
This report contains certain statements that are, or may be deemed to be, “forward-looking statements.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, such forward-looking statements. Words such as “estimates,” “outlook,” “guidance,” expect,” “believe,” “intend,” “designed,” “target,” “plans,” “may,” “will,” “should,” “would,” “could,” and similar words are forward-looking statements and not historical facts. Such forward-looking statements may include statements relating to the Company’s plan with respect to the sale and leaseback pursuant to the Sale and Purchase Agreement, the expected timing thereof, and the purchase price expected to be paid, the Tender Offer, the expected timing thereof, the consideration expected to be paid to Holders of the Notes who validly tender and do not validly withdraw their Notes and the aggregate principal amount of the Notes expected to be purchased in connection with the Tender Offer, as well as the outcome of any discussions that the Company may engage in with institutional holders of the Notes. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein.
These risks and uncertainties include, but are not limited to, the following: the effects of natural disasters, terrorist activities and epidemic or pandemic disease outbreaks, including the COVID-19 outbreak; general economic and political conditions in the United States and in other countries in which the Company currently does business, including those resulting from the COVID-19 outbreak, recessions, political events and acts or threats of terrorism or military conflicts; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its liquidity, financial position and earnings, and the Company’s ability and obligation to make payments on its indebtedness, which could reduce its financial flexibility and ability to fund other activities; the Company’s access to, and the costs of, financing and refinancing and the potential that banks with which the Company maintains lines of credit may be unable or unwilling to fulfill their commitments; the costs and covenant restrictions associated with the Company’s credit arrangements and the Notes; the Company’s ability to comply with, or further amend, financial covenants under its Credit Agreement; potential downgrades to the Company’s credit ratings; successful recruitment, retention and productivity levels of the Company’s independent sales forces; the ability to attract and retain certain executive officers and key management personnel and the success of transitions or changes in leadership or key management personnel; the success of land buyers in attracting tenants for commercial and residential development and obtaining required government approvals and financing; disruptions caused by the introduction of new or revised distributor operating models or sales force compensation systems or allegations by equity analysts, former distributors or sales force members, government agencies or others as to the legality or viability of the Company’s business model, particularly in India; disruptions caused by restructuring activities, including facility reductions or closures, and the combination and exit of business units, including impacts on business models and the supply chain, as well as not fully realizing expected savings or benefits related to increasing sales from actions taken; success of new products and promotional programs; the ability to implement appropriate product mix and pricing strategies; governmental regulation of materials used in products coming into contact with food (e.g., polycarbonate and polyethersulfone), as well as beauty, personal care, essential oils and nutritional products; governmental regulation and consumer tastes related to the use of plastic in products and/or packaging material; the ability to procure and pay for at reasonable economic cost, sufficient raw materials and/or finished goods to meet current and future consumer demands at reasonable suggested retail pricing levels in certain markets, particularly those with stringent government regulations and restrictions; the impact of changes in consumer spending patterns and preferences, particularly given the global nature of the Company's business; the value of long-term assets, particularly goodwill and indefinite and definite-lived intangibles associated with acquisitions, and the realizability of the value of recognized tax assets; changes in plastic resin prices, other raw materials and packaging components, the cost of converting such items into finished goods and procured finished products and the cost of delivering products to customers; the introduction of Company operations in new markets outside the United States; general social, economic and political conditions in markets, such as in Argentina, Brazil, China, France, India, Mexico, Russia and Turkey and other countries impacted by such events; issues arising out of the sovereign debt in the countries in which the Company operates, such as in Argentina and those in the Euro zone, resulting in potential economic and operational challenges for the Company’s supply chains, heightened counterparty credit risk due to adverse effects on customers and suppliers, exchange controls (such as in Argentina and Egypt) and translation risks due to potential impairments of investments in affected markets; disruptions resulting from either internal or external labor strikes, work stoppages, or similar difficulties, particularly in Brazil, France, India and South Africa; changes in cash flow resulting from changes in operating results, including from changes in foreign exchange rates, restructuring activities, working capital management, debt payments, share repurchases and hedge settlements; the impact of currency fluctuations on the value of the Company’s operating results, assets, liabilities and commitments of foreign operations generally, including their cash balances during and at the end of quarterly reporting periods, the results of those operations, the cost of sourcing products across geographies and the success of foreign hedging and risk management strategies; the ability to repatriate, or otherwise make available, cash in the United States and to do so at a favorable foreign exchange rate and with favorable tax ramifications, particularly from Brazil, China, India, Indonesia, Malaysia, Mexico and South Africa; the ability to obtain all government approvals on, and to control the cost of infrastructure obligations associated with, property, plant and equipment; the ability to timely and effectively implement, transition, maintain and protect necessary information technology systems and infrastructure; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; integration of non-traditional product lines into Company operations; the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on the Company’s operations or Company representatives by foreign governments, including changes in interpretation of employment status of the sales force by government authorities, exposure to tax responsibilities imposed on the sales force and their potential impact on the sales force’s value chain and resulting disruption to the business and actions taken by governments to set or restrict the freedom of the Company to set its own prices or its suggested retail prices for product sales by its sales force to end consumers and actions taken by governments to restrict the ability to convert local currency to other currencies in order to satisfy obligations outside the country generally, and in particular in Argentina and Egypt; the effect of competitive forces in the markets in which the Company operates, particularly related to sales of beauty, personal care and nutritional products, where there are a greater number of competitors; the impact of counterfeit and knocked-off products and programs in the markets in which the Company operates and the effect this can have on the confidence of, and competition for, the Company's sales force members; the impact of changes, changes in interpretation of or challenges to positions taken by the Company with respect to U.S. federal, state and foreign tax or other laws, including with respect to the Tax Act in the United States and non-income taxes issues in Brazil, India, Indonesia and Mexico; and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019, its Quarterly Report on Form 10-Q for the 13 weeks ended March 28, 2020 and its subsequent periodic reports filed in accordance with the Exchange Act. These statements are representative only as of the date they are made, and the Company disclaims and does not undertake any obligation to update or revise any forward-looking statements in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Tupperware Brands Corporation, dated May 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: May 26, 2020	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary